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                                TEAM MUCHO, INC.



                                    Exhibit 5





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                         PORTER, WRIGHT, MORRIS & ARTHUR
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-2096



                                  April 3, 2002


TEAM Mucho, Inc.
110 E. Wilson Bridge Road
Worthington, Ohio 43085

         Re:      Registration Statement on Form S-8
                  TEAM Mucho, Inc. 1996 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

         We have acted as counsel for TEAM Mucho, Inc., an Ohio corporation ("TEAM Mucho"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by TEAM Mucho with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of 800,000 shares of TEAM Mucho Common Stock, without par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents and other instruments of TEAM Mucho as we have deemed necessary.

         Based on the foregoing, we are of the opinion the shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/  Porter, Wright, Morris & Arthur

                                       PORTER, WRIGHT, MORRIS & ARTHUR